EXHIBIT 99.1

Thermon Reports Second Quarter Fiscal 2012 Results

Company Announces Record Revenue of $68 million, Record Orders of $73 Million and Backlog of $87 Million

SAN MARCOS, Texas, Nov. 14, 2011 (GLOBE NEWSWIRE) -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company") today announced consolidated financial results for the second quarter ended September 30, 2011. The Company posted record second quarter revenue of $68.0 million, record orders of $73.4 million, EPS of $0.12 and record second quarter Adjusted EPS of $0.19 after adjustment for optional bond redemption expenses.

Highlights for the quarter include:

  Revenue growth of $4.6 million or 7% year-over-year
  Gross profit growth of $4.1 million or 15% year-over-year, excluding Q2 2011 transaction adjustments
  EPS of $0.12 and record Q2 Adjusted EPS of $0.19 after adjustment for optional bond redemption expenses
  Record quarterly orders of $73.4 million
  Backlog increased to $87.3 million, an increase of $1.7 million or 2% as compared to the prior year quarter
  Long-term debt reduced by $24.6 million to $143.4 million during Q2 2012

"We continue to perform at record levels due to the strong acceptance of our solutions by our customers. We plan to announce several new products in the coming months that will further strengthen our competitive offerings," said Rodney Bingham, President and Chief Executive Officer.

"Our revenues, orders and earnings are at all-time highs and our business model continues to generate impressive financial results," said Jay Peterson, Chief Financial Officer.

Record second quarter revenue of $68.0 million in Q2 2012 reflects growth of 7% compared to revenue of $63.5 million in Q2 2011. The Company also experienced record orders of $73.4 million versus $65.3 million year-over-year. Order growth was seen in both hemispheres with Western hemisphere increasing 4% and Eastern hemisphere increasing 27%. On a year-to-date basis the Company generated record revenue of $132.6 million in fiscal 2012 reflecting growth of 16% compared to revenue of $114.0 million year-to-date in fiscal 2011.

Gross margin percentage was 47% of revenue in Q2 2012, an increase of 3% year-over-year excluding Q2 2011 transaction charges, due primarily to a higher mix of MRO/UE revenue in the current period. Operating expense as a percentage of revenue excluding amortization of intangible assets was 22% for both the current period and the prior year period. Adjusted EBITDA excluding management fees was a record $16.7 million, an increase of $2.6 million or 18% from $14.1 million reported in Q2 2011, reflecting continued strong operating leverage.

On a year to date basis, gross margin percentage was 48% in fiscal 2012, an increase of 3% versus the prior year period excluding transaction charges. Operating expense as a percentage of revenue for the current six-month-period excluding transaction charges and amortization of intangible assets was 22%, an improvement of 1% versus the prior year period. Adjusted EBITDA excluding management fees was a record of $34.5 million in fiscal 2012, an increase of $8.2 million or 31% versus fiscal 2011.

Net income of $3.8 million in Q2 2012 represented an improvement of $5.6 million from net loss of $1.2 million Q2 2011. Excluding transaction expenses, the Company generated record adjusted net income of $6.0 million and $0.19 per fully diluted common share in the current quarter. This record performance reflects growth of $5.4 million, or $0.17 per diluted share, versus $0.02 in Q2 2011.

On a year-to-date basis, net loss in fiscal 2012 was $1.2 million, or $0.04 per share, versus net loss of $14.2 million in fiscal 2011. For the current six month period after excluding transaction expenses, the Company generated a record adjusted net income of $12.0 million and $0.38 per fully diluted common share, an improvement of $11.8 million versus the fiscal 2011 results.

As the capital structure of the Company was substantially different prior to the April 2011 acquisition of the Company sponsored by CHS Capital LLC (together with related transactions, the "CHS Transactions"), per share earnings of the six month periods ended September 30, 2010 and 2011 are not comparable under GAAP. By applying the current period 31.3 million fully diluted weighted average shares outstanding to adjusted net income for the six month period ended September 30, 2010, which the Company believe provides the most comparable presentation, fully diluted adjusted earnings per common share would have been $0.01.

In the first six months of 2012, we have reduced our long term debt by $66.6 million to $143.4 million, saving the company approximately $6 million per year in interest expense.

Adjustments to GAAP net loss in both Q2 2011 and Q2 2012 are due to acquisition activities and capital market transactions, specifically the effects of the CHS Transactions on Q2 2011, and the effect of the optional redemption of our long-term debt in Q2 2012. See the table titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Adjusted EPS" for additional details

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q2 2012 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

The Thermon logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7808

Non-GAAP Financial Measures

Disclosure in this release to "Adjusted EPS" or "Adjusted EBITDA excluding management fees," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted earnings per share (or EPS)" represents net income before certain non-recurring transaction expenses per fully-diluted common share. "Adjusted EBITDA excluding management fees" represents net income (loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses incurred in connection with the CHS Transactions and our initial public offering, and other unusual non-recurring transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our private equity sponsors.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS or Adjusted EBITDA. Adjusted EPS and Adjusted EBITDA excluding management fees should be considered in addition to, not as substitutes for, income from operations, net income (loss), net income (loss) per share and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS and Adjusted EBITDA excluding management fees may not be comparable to similarly titled measures reported by other companies. For a description of how adjusted EPS and Adjusted EBITDA excluding management fees are calculated from our net income (loss) and a reconciliation of our Adjusted EPS and Adjusted EBITDA excluding management fees to net income (loss) per share and net income, respectively, see the section of this release titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Adjusted EPS (Unaudited)."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 20, 2011.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	September 30, 2011	March 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 13,192	$ 51,266
Accounts receivable, net of allowance for doubtful accounts of $1,571 and $1,487 as of Sept. 30, 2011 and March 31, 2011, respectively	47,647	40,013
Inventories, net	35,677	31,118
Costs and estimated earnings in excess of billings on uncompleted contracts	1,925	2,063
Income taxes receivable	8,109	2,462
Prepaid expenses and other current assets	7,562	7,633
Deferred income taxes	1,887	2,779
Total current assets	115,999	137,334
Property, plant and equipment, net	24,071	21,686
Goodwill	116,202	120,750
Intangible assets, net	148,534	159,056
Debt issuance costs, net	7,809	11,573
Other noncurrent assets	–	633
	$ 412,615	$ 451,032
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$ 19,076	$ 18,573
Accrued liabilities	18,460	28,972
Obligations due to settle the CHS Transactions	3,687	4,213
Revolving lines of credit	6,500	2,063
Current portion of long term debt	–	21,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,426	1,110
Income taxes payable	–	7,934
Total current liabilities	50,149	83,865

Long-term debt, net of current maturities	143,410	189,000
Deferred income taxes	48,003	49,809
Other noncurrent liabilities	1,944	1,826
Common Stock	30	25
Additional paid in capital	186,270	131,416
Foreign currency translation adjustment	(1,099)	10,031
Retained earnings accumulated deficit	(16,092)	(14,940)
Shareholders' equity	169,109	126,532
	$ 412,615	$ 451,032

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	Sept. 30, 2011	Sept. 30, 2010	Sept 30, 2011	Sept. 30, 2010
	(Successor)	(Successor)	(Successor)	(Predecessor/ Successor Combined Non-GAAP)
Sales	$ 68,023	$ 63,451	$ 132,641	$ 114,027
Cost of sales	36,072	35,641	68,701	62,390
Fair value Adjustment	–	2,478	–	7,519
Gross profit	31,951	25,332	63,940	44,118
Operating expenses:
Marketing, general and administrative and engineering	14,615	13,471	29,785	25,873
Stock compensation expense	57	–	6,398	–
Management fees (a)	15	500	8,120	912
Amortization of other intangible assets	2,878	6,300	5,763	11,641
Income (loss) from operations	14,386	5,061	13,874	5,692
Interest income	76	2	167	10
Interest expense	(3,581)	(5,194)	(8,057)	(12,335)
Acceleration of unamortized debt cost	(1,051)	–	(2,922)	(4,932)
Debt cost amortization	(398)	(493)	(841)	(493)
Loss on retirement of debt	(2,336)	––	(2,966)	–
Interest expense, net	(7,290)	(5,685)	(14,619)	(17,750)

CHS transaction expense	–	(690)	–	(20,706)
Miscellaneous income (expense)	(1,173)	(248)	(1,187)	429
Other income and (expense)	(1,173)	(938)	(1,187)	(20,277)
Income (loss) before provision for taxes	5,923	(1,562)	(1,932)	(32,335)
Income tax expense ( benefit)	2,109	235	(780)	(18,098)
Net income (loss)	$ 3,814	$ (1,797)	$ (1,152)	$ (14,237)

Net income (loss) per common share

Basic loss per share	$0.13	$(0.07)	$(0.04)	(b)
Diluted loss per share	$0.12	$(0.07)	$(0.04)	(b)
Weighted –average shares used in computing net loss per common share:
Basic common shares	29,524	24,876	28,641	(b)
Fully-diluted common shares	31,262	24,876	28,641	(b)
(a) Management Fees for the six months ended September 30, 2011 includes $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that was in place prior to the IPO.
(b) Net loss per share for the six months ended September 30, 2010 is not presented as the capital structure of the Company was substantially different prior to the CHS Transactions. Therefore, net loss per share during the six months ended September 30, 2010 is not comparable under GAAP with the current six month period. By applying the current period 31.3 million diluted weighted average shares outstanding to the net loss during the six months ended September 30, 2010, which we believe provides the most comparable presentation, diluted net loss per common share was $(0.01).

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted EBITDA excluding management fees	Three Months Ended Sept. 30, 2011 (Successor)	Three Months Ended Sept. 30, 2010 (Successor)	Six Months Ended Sept. 30, 2011 (Successor)	Six Months Ended Sept. 30, 2010 (Predecessor / Successor Combined – Non GAAP)
Net income (loss)	$ 3,814	$ (1,797)	$ (1,152)	$ (14,237)
Interest expense, net	7,290	5,685	14,619	17,750
Income tax expense (benefit)	2,109	235	(780)	(18,098)
Depreciation and amortization expense	3,392	9,296	7,338	20,204
EBITDA—non-GAAP basis	$ 16,605	$ 13,419	$ 20,025	$ 5,619
Stock compensation expense	57	–	6,398	–
Fees and expenses related to the CHS Transaction	–	690	–	20,706
Adjusted EBITDA—non-GAAP basis	$ 16,662	$ 14,109	$ 26,423	$ 26,325
Termination of management fee agreement with private equity sponsor	–	–	8,105	–
Adjusted EBITDA excluding management fees – non-GAAP basis	$ 16,662	$ 14,109	$ 34,528	$ 26,325

Adjusted EPS	Three Months Ended Sept. 30, 2011 (Successor)	Three Months Ended Sept. 30, 2010 (Successor)	Six Months Ended Sept. 30, 2011 (Successor)	Six Months Ended Sept. 30, 2010 (Predecessor/ Successor- Combined)	Adjustment to:

GAAP net income (loss)	$ 3,814	$ (1,797)	$ (1,152)	$ (14,237)

Fair value adjustment to gross profit	–	2,478	–	7,519	Cost of Sales
Acceleration of stock compensation in connection with the IPO	–	–	6,341	–	Operating expense
Management fees which terminated at the IPO	–	500	8,105	912	Operating expense
Transaction expenses related to the CHS Transactions	–	690	–	20,706	Miscellaneous expense
Premium paid on redemption of long term debt	2,336	–	2,966	–	Loss on retirement of debt
Acceleration of unamortized debt costs	1,051	–	2,922	4,932	Loss on retirement of debt
Discrete tax items related to the CHS Transactions	–	–	–	(6,339)	Income tax benefit
Tax effect of financial adjustments	$ (1,205)	$ (1,291)	$ (7,187)	$ (13,321)	Income tax benefit
	$ 5,996	$ 580	$ 11,995	$ 172

Adjusted fully-diluted earnings per common share	$ 0.19	$ 0.02	$ 0.38	$ 0.01
Fully-diluted common shares	31,262	31,262	31,262	31,262
CONTACT: Sarah Alexander
         (512) 396-5801
         Investor.Relations@thermon.com